Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 7, of our report dated December 14, 2018, relating to the balance sheet of Hoth Therapeutics, Inc. as of December 31, 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 16, 2017 (inception) through December 31, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 11, 2019